BYLAWS
                                       OF
                                  SOTECH, INC.


                                    ARTICLE I
                            NAME AND PRINCIPAL OFFICE

         Section 1.  The name of this corporation is:
                                  SOTECH, INC.

         Section 2. The principal office of the corporation shall be located at such place as shall be designated by the Board of Directors, and it may maintain branch offices or agents elsewhere, within or without the State of Georgia, as the Board of Directors may from time to time determine.

         Section 3. The corporation shall at all times maintain a registered office and registered agent within the State of Georgia, at such place within said state as shall be designated by the Board of Directors.

                                   ARTICLE II
                                  CAPITAL STOCK

         Section 1. The authorized capital stock of the corporation shall consist of 100,000,000 shares of common stock with $.0001 par value, and 10,000,000 shares of Preferred Stock with a par value of $.0001. Said capital stock shall be evidenced by certificates of stock, issued in the name of the corporation and signed by the President and Secretary of the corporation under the corporate seal.

         Section 2. Said shares of stock shall be transferable only on the books of the corporation or its authorized registration and transfer agent. The stock transfer records shall be kept by the corporation or the appropriate designee of the corporation as may be determined by the Board of Directors.

         Section 3. Shares of stock may be represented at all shareholder meetings by the shareholders of record or by written proxy directed to any other person or legal entity and filed with the Secretary of the corporation prior to the beginning of any shareholder meeting. No person, however, shall be entitled to vote any shares of stock in person or by proxy at any such meeting unless the same shall have been transferred to it on the books of the corporation at least 30 days prior to the said meeting.

         Section 4. Before a new stock certificate shall be transferred or issued to replace a lost certificate, proof of loss together with proper indemnification procedures, including an indemnification bond, if requested by the Board of Directors, shall be furnished by the applicant for the new certificate. Any cost of reissuing and indemnifying the corporation for reissuing lost certificates shall be paid by the applicant.

         Section 5. The owner as reflected on the books of the corporation, subject to the provisions of Section 3 of this Article II, shall be entitled to one vote for each share of stock owned by it. No cumulative voting shall be allowed.

         Section 6. The corporation shall not be allowed to vote any Treasury stock held by it.

         Section 7. The Board of Directors may fix a date or dates at which time or times the persons reflected on the books of the corporation as shareholders shall receive dividends or distributions of the corporate assets.

         Section 8. The corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Georgia.

         Section 9. Shares standing in the name of another corporation, domestic or foreign, may be voted by such officer, agent or proxy as the Bylaws of such corporation may prescribe or, in the absence of such provision, as the Board of Directors of such corporation may determine. Shares standing in the name of a deceased person may be voted by the executor or administrator of such deceased person, either in person or by proxy. Shares standing in the name of a guardian, conservator or trustee may be voted by such fiduciary, either in person or by proxy, but no such fiduciary shall be entitled to vote shares held in such fiduciary capacity without a transfer of such shares into the name of such fiduciary. Shares standing in the name of a receiver may be voted by such receiver. A shareholder whose shares are pledged shall be entitled to vote such shares, unless, in the transfer by the pledgor on the books of the corporation, it has expressly empowered the pledgee to vote thereon, in which case only the pledgee or its proxy may represent the stock and vote thereon.

         Section 10. There shall be issued no fractional shares of the corporation. In the event a shareholder shall be entitled to a fractional share by virtue of the declaration of a stock dividend or stock split or otherwise, the corporation shall issue to said shareholder a certificate, called scrip, acknowledging the right of said shareholder to said fractional share. At any time that a shareholder shall become the holder of sufficient scrip to total one or more whole shares, then, at the request of said shareholder, the corporation shall issue said whole share or shares to said shareholder. No holder of any scrip shall be entitled to any vote on account thereof.

         Section 11. All issued shares of the corporation shall be fully paid and nonassessable; there shall be issued no partially paid shares of the corporation.

         Section 12. Shares of the corporation shall be issued for such consideration as shall be fixed from time to time by the Board of Directors; provided, however, that no such shares shall be issued for consideration less than the par value of such shares.

         Section 13. Treasury shares may be disposed of by the corporation for such consideration as may be fixed from time to time by the Board of Directors.

                                   ARTICLE III
                            MEETINGS OF SHAREHOLDERS

         Section 1. An annual meeting of the shareholders shall be held annually, within five (5) months of the end of each fiscal year of the Corporation. The annual meeting shall be held at such time and place and on such date as the Directors shall determine from time to time and as shall be specified in the notice of the meeting; at which time the shareholders shall elect a Board of Directors and transact such other business as may be properly brought before the meeting. Notwithstanding the foregoing, the Board of Directors may cause the annual meeting of shareholders to be held on such other date in any year as they shall determine to be in the best interests of the corporation; and any business transacted at said meeting shall have the same validity as if transacted on the date designated herein.

         Notice of the annual meeting, stating the time and place thereof, shall be mailed to each shareholder at its address as shown on the records of the corporation not less than ten (10) days and not more than fifty (50) days prior to such meeting.

         Section 2. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of dividends, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not less than ten (10) nor more than fifty (50) days prior to the date on which the particular action requiring such determination of shareholders is to be taken. If no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of dividends, the date on which notice of the meeting is mailed, or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this Section, such determination shall apply to any adjournment thereof.

         Section  3.  A  simple   majority  of  the  capital  stock  issued  and
outstanding, represented in person or by proxy, shall constitute a quorum for the transaction of business at any shareholders' meeting.

         Section 4. A special meeting of the shareholders may be called at any time by the President or as directed by a majority vote of the Board of Directors. The same notice shall be given of special meetings as is herein provided for the annual meeting, except that, in the case of special meetings, the notice shall state the objective therefor, and no matters may be considered except those mentioned in said notice.

         Section 5. A special meeting of the shareholders shall be called by the corporation upon the written request of the holders of not less than twenty-five (25%) percent of the outstanding shares of the corporation. Such written request shall be presented to the Secretary of the corporation. The Secretary shall then comply with the provisions of this Article regarding notice to shareholders of any special or annual meeting.

         Section 6. Notice of meetings, both annual and special, may be waived by any shareholder, and their presence at such meetings will constitute such a waiver.

         Section 7. At all meetings of shareholders, all questions shall be determined by a majority vote of the holders of each class of capital stock entitled to vote, present in person or by proxy, unless otherwise provided for by these Bylaws or by the laws of the State of Georgia.

         Section 8. Whenever the vote of shareholders at a meeting thereof is required or permitted to be taken, for or in connection with any corporate action, by any provision of the laws of Georgia, the meeting and vote of shareholders may be dispensed with if all of the shareholders who would have been entitled to vote upon the action if such meeting were held shall consent in writing to such corporate action being taken; or if the Articles of Incorporation authorizes the action to be taken with the written consent of the holders of less than all of the stock who would have been entitled to vote upon the action if a meeting were held, then on the written consent of the shareholders having not less than such percentage of the number of votes as may be authorized in the Articles of Incorporation; provided that, in no case shall action be taken upon the written consent of the holders of stock having less than the minimum percentage of the vote required by statute for the proposed corporate action, and provided that prompt notice be given to all shareholders of the taking of corporate action without a meeting and by less than unanimous written consent.

         Section 9. The Board of Directors may adopt whatever rules it deems necessary or desirable for the orderly transaction of business at any meeting of shareholders; provided that such rules shall be in writing and shall be distributed to the shareholders prior to or at the beginning of said meeting, and provided further that such rules shall not abrogate any right of the holders of capital stock as defined by statute or by these Bylaws.

                                   ARTICLE IV
                               BOARD OF DIRECTORS

         Section 1. The business and affairs of the corporation shall be managed by its Board of Directors, which may exercise all powers of the corporation as are not, by statute, by the Articles of Incorporation or by these Bylaws, directed or required to be exercised or done by the shareholders.

         Section 2. The number of Directors which shall constitute the whole Board shall be not less than three (3) nor more than fifteen (15), except that, if all of the shares of the corporation are owned beneficially and of record by less than three (3) shareholders, the number of Directors may be less than three
(3) but not less than the number of shareholders; provided, however, that if at least a majority of the outstanding shares of capital stock of the corporation having the power to vote for the election of Directors is owned of record by one
(1) shareholder, the Board of Directors may consist of only one (1) Director. Such number of Directors shall from time to time be fixed and determined by the shareholders and shall be set forth in the notice of any meeting of shareholders held for the purpose of electing Directors. The Directors shall be elected at the Annual Meeting of the Shareholders, except as provided in Section 3 of this
Article IV, and each Director elected shall hold office until their successor shall be elected and shall qualify. Except as provided otherwise herein, Directors need not be residents of Georgia nor shareholders of the corporation.

         Section 3. Any Director may resign at any time by written notice to the corporation. Any such resignation shall take effect at the date of receipt of such notice or any later time specified therein, and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. If any vacancy occurs on the Board of Directors caused by death, resignation, retirement, disqualification or removal from office of any Director or otherwise, or if any new directorship is created by an increase in the authorized number of Directors, a majority of the Directors then in office, though less than a quorum, or a sole remaining Director may choose a successor or fill the newly created directorship; and a Director so chosen shall hold office until the next annual meeting and until their successor shall be duly elected and shall qualify, unless sooner displaced.

         Section 4. A regular meeting of the Board of Directors shall be held each year, without other notice than this Bylaw, at the place of and immediately following the Annual Meeting of Shareholders, and other regular meetings of the Board of Directors shall be held each year, at such time and place as the Board of Directors may provide, by resolution, either within or without the State of Georgia, without other notice than such resolution.

         Section 5. A special meeting of the Board of Directors may be called by the President and shall be called by the Secretary on the written request of any two Directors. The President so calling, or the Directors so requesting, any such meeting shall fix the time and place, either within or without the State of Georgia, as the place for holding such meeting.

         Section 6. Written notice of special meetings of the Board of Directors shall be given to each Director at least twenty-four (24) hours prior to the time of any such meeting. Any Director may waive notice of any meeting. The attendance of a Director at any meeting shall constitute a waiver of notice of such meeting, except where a Director attends a meeting for the purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at nor the purpose of any special meeting of the Board of Directors needs to be specified in the notice or waiver of notice of such meeting, except that notice shall be given of any proposed amendment to the Bylaws if it is to be adopted at any special meeting or with respect to any other matter where notice is required by statute.

         Section 7. A simple majority of the Board of Directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, and the act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute, by the Articles of Incorporation or by these Bylaws. If a quorum shall not be present at any meeting of the Board of Directors, the Directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

         Section 8. Unless otherwise restricted by the Articles of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof, as provided in Article V of these Bylaws, may be taken without a meeting; provided that a written consent thereto is signed by all members of the Board or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board or committee.

         Section 9. Directors, as such, shall not be entitled to any stated salary for their services unless voted by the Board of Directors. By resolution of the Board, a fixed sum and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the Board of Directors or any meeting of a committee of Directors. No provision of these Bylaws shall be construed to preclude any Director from serving the corporation in any other capacity and receiving compensation therefor.

         Section 10. Members of the Board of Directors, or any committee designated by such Board, may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section shall constitute presence in person at such meeting.

                                    ARTICLE V
                             COMMITTEES OF DIRECTORS

         Section 1. The Board of Directors may, by resolution passed by a majority of the entire Board, designate one or more committees, including, if it shall so determine, an Executive Committee. Each such committee shall consist of two or more of the Directors of the corporation, which shall have and may exercise such of the powers of the Board of Directors in the management of the business and affairs of the corporation as may be provided in this Article and may authorize the seal of the corporation to be affixed to all papers which may require it. The Board of Directors may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee. Such committee or committees shall have such name or names and such authority as may be determined from time to time by resolution adopted by the Board of Directors.

         Section  2. In the event  the Board of  Directors  shall,  pursuant  to
Section 1 of this Article, designate an Executive Committee to have and exercise the full powers of the Board of Directors, such power shall extend to the full limit of the powers of the entire Board of Directors, except that no committee of Directors shall have or exercise any of the following powers: amend the Articles of Incorporation of the corporation; undertake any actions toward merger or consolidation of the corporation; recommend the lease, sale or exchange of all or substantially all of the assets of the corporation; amend these Bylaws; declare any dividend; or authorize the issuance of any of the stock of the corporation.

         Section 3. Each committee of Directors shall keep regular minutes of its proceedings and report same to the Board of Directors when required.

         Section 4. Members of special or standing committees may be allowed compensation for attending committee meetings, if the Board shall so determine.

                                   ARTICLE VI
                                     NOTICE

         Section 1. Whenever, under the provisions of the statutes, the Articles of Incorporation or these Bylaws, notice is required to be given to any Directors, member of any committee or shareholders, such notice shall be in writing and shall be delivered personally or mailed to such Director, member or shareholder or, in the case of a Director or a member of any committee, may be delivered in person or given orally by telephone. If mailed, notice to a Director, member of a committee or shareholder shall be deemed to be given when deposited in the United States mail in a sealed envelope, with postage thereon prepaid, addressed, in the case of a shareholder, to the shareholder at the shareholder's address as it appears on the records of the corporation or, in the case of a Director or a member of a committee, to such person at its business address. If sent by telegraph, notice to a Director or member of a committee shall be deemed to be given when the telegram, so addressed, is delivered to the telegraph company.

         Section 2. Whenever any notice is required to be given under the provisions of the statutes, the Articles of Incorporation or these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

                                   ARTICLE VII
                                    OFFICERS

         Section 1. The officers of the corporation shall be a President, one or more Vice Presidents, any one or more of which may be designated Executive Vice President or Senior Vice President, a Secretary and a Treasurer. The Board of Directors may appoint such other officers and agents, including Assistant Vice Presidents, Assistant Secretaries and Assistant Treasurers, as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined by the Board. Any two or more offices may be held by the same person. The President shall be elected from among the Directors. With that exception, none of the other officers need be a Director, and none of the officers need be a shareholder of the corporation.

         Section 2. The officers of the corporation shall be elected annually by the Board of Directors at its first regular meeting held after the Annual Meeting of Shareholders or as soon thereafter as conveniently possible. Each officer shall hold office until its successor shall have been chosen and shall have qualified, or until his or her death or the effective date of its resignation or removal, or until they shall cease to be a Director in the case of the President.

         Section 3. Any officer or agent elected or appointed by the Board of Directors may be removed without cause by affirmative vote of a majority of the Board of Directors whenever, in its judgment, the best interests of the corporation shall be served thereby, but such removal shall be without prejudice to the contractual rights, if any, of the person so removed. Any officer may resign at any time by giving written notice to the corporation. Any such resignation shall take effect on the date of receipt of such notice or at any later time specified therein, and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

         Section 4. Any vacancy occurring in any office of the corporation by death, resignation, removal or otherwise may be filled by the Board of Directors for the unexpired portion of the term.

         Section 5. The salaries of all officers and agents of the corporation shall be fixed by the Board of Directors or pursuant to its direction, and no officer shall be prevented from receiving such salary by reason of their also being a Director.

         Section 6. The President shall be the chief executive officer of the corporation and subject to the control of the Board of Directors, shall generally supervise and control the business and affairs of the corporation. The President shall preside at all meetings of the Board of Directors and the shareholders. They shall have the power to appoint and remove subordinate officers, agents and employees, except those elected or appointed by the Board of Directors. The President shall keep the Board of Directors and the Executive Committee fully informed and shall consult with them concerning the business of the corporation. The President may sign, with the Secretary or any other officer of the corporation thereunto authorized by the Board of Directors, certificates for shares of the corporation and any deeds, bonds, mortgages, contracts, checks, notes, drafts or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof has been expressly delegated by these Bylaws or by the Board of Directors to some other officer or agent of the corporation, or shall be required by law to be otherwise executed. The President shall vote, or give a proxy to any other officer of the corporation to vote, all shares of stock of any other corporation standing in the name of the corporation and, in general, shall perform all other duties incident to the office of President and such other duties as may be prescribed by the Board of Directors or the Executive Committee from time to time.

         Section 7. In the absence of the President, or in the event of their inability or refusal to act, the Executive Vice President (or, in the event there shall be no Vice President designated Executive Vice President, any Vice President designated by the Board) shall perform the duties and exercise the powers of the President. The Vice Presidents shall perform such other duties as from time to time may be assigned to them by the President, the Board of Directors or the Executive Committee.

         Section 8. The Secretary shall: (a) keep the minutes of the meetings of the shareholders, the Board of Directors and the committees of Directors; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) be custodian of the corporate records and of the seal of the corporation, and see that the seal is affixed to all certificates for shares or a facsimile thereof is affixed to all certificates for shares prior to the issuance thereof and to all documents, the execution of which on behalf of the corporation under its seal is duly authorized in accordance with the provisions of these Bylaws; (d) keep or cause to be kept a register of the post office address of each shareholder as furnished by each shareholder; (e) sign, with the President, certificates for shares of the corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; (f) have general charge of the stock transfer books of the corporation; and (g) in general, perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned by the President, the Board of Directors or the Executive Committee.

         Section 9. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of their duties in such sum and with such surety or sureties as the Board of Directors shall determine. The Treasurer shall: (a) have charge and custody of and be responsible for all funds and securities of the corporation; (b) receive and give receipts for monies due and payable to the corporation from any source whatsoever and deposit all such monies in the name of the corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of these Bylaws; (c) prepare or cause to be prepared, for submission at each regular meeting of the Directors, at each annual meeting of the shareholders and at such other times as may be required by the Directors, the President or the Executive Committee, a statement of financial condition of the corporation in such detail as may be required; and (d) in general, perform all of the duties incident to the office of Treasurer and such other duties as from time to time may be assigned by the President, Board of Directors or Executive Committee.

         Section 10. The Assistant Secretaries and Assistant Treasurers shall, in general, perform such duties as shall be assigned to them by the Secretary or the Treasurer, respectively, or by the President, Board of Directors or Executive Committee. The Assistant Secretaries and Assistant Treasurers shall, in the absence of the Secretary or Treasurer, respectively, perform all functions and duties which such absent officers may delegate, but such delegation shall not relieve the absent officer from the responsibilities and liabilities of their office. The Assistant Treasurers shall, if required by the Board of Directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine.

                                  ARTICLE VIII
                         CONTRACTS, CHECKS AND DEPOSITS

         Section 1. Subject to the provisions of these Bylaws, the Board of Directors may authorize any officer or officers and agent or agents to enter into any contract or execute and deliver any such instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

         Section 2. All checks, demands, drafts or other orders for payment of money, notes or other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers or such agent or agents of the corporation and in such manner as may be determined by the Board of Directors.

         Section 3. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as the Board of Directors may select.

                                   ARTICLE IX
                                    DIVIDENDS

         Section 1. Dividends upon the capital stock of the corporation may be declared by the Board of Directors at any regular or special meeting pursuant to law. Dividends may be paid in cash, in property or in shares of capital stock.

         Section 2. Before payment of any dividends, there may be set aside out of any funds the corporation available for dividends such sum or sums as the Directors may from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, for equalizing dividends, for repairing or maintaining any property of the corporation or for such other purpose as the Directors deem conducive to the best interests of the corporation, and the Directors may modify or abolish any such reserve in the manner in which it was created.

                                    ARTICLE X
                                 INDEMNIFICATION

         Section 1. The Corporation shall indemnify each person who is or was a director, officer, employee or agent of the Corporation (including the heirs, executors, administrators or estate of such person) or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise to the full extent permitted under the Georgia Business Corporation Code or any successor law or laws of the State of Georgia. If any such indemnification is requested the Board of Directors shall cause a determination to be made (unless a court has ordered the indemnification) in one of the manners prescribed in Section 14-2-855 of said Code or laws as to whether indemnification of the party requesting indemnification is proper in the circumstances because he has met the applicable standard of conduct set forth in Sections 14-2-855 of said Code or laws. Upon any such determination that such indemnification is proper, the Corporation shall make indemnification payments of liability, cost, payment or expense asserted against, or paid or incurred by, their in their capacity as such a director, officer, employee or agent to the maximum extent permitted by said Section of said Code or laws. The Corporation may, in advance of final disposition of an action, suit or proceeding, pay expenses incurred in defense thereof, consistent with the provisions of Section 14-2-853 of said Code or laws. The indemnification obligations of the Corporation set forth herein shall not be deemed exclusive of any other rights, in respect to indemnification or otherwise, to which any party may be entitled under any other provision of these Bylaws or any resolution approved by the shareholders pursuant to Section 14-2-856 of the Georgia Business Corporation Code or any successor law or laws.

         Section 2. The Corporation may purchase and maintain insurance, at its expense, to protect itself and any of the above-referenced parties against any liability, cost, payment or expense, whether or not the Corporation would have the power to indemnify such person against such liability.

                                   ARTICLE XI
                                   FISCAL YEAR

         The fiscal year of the corporation shall be set by resolution of the Board of Directors.

                                   ARTICLE XII
                              AMENDMENTS TO BYLAWS

         At any regular meeting of the Board of Directors or at any meeting of the Board of Directors specially called for said purpose, with each Director having been mailed, along with notice of said meeting, a copy of the proposed changes in the Bylaws, these Bylaws may be altered, amended or repealed, in whole or in part, and new Bylaws may be adopted in accordance with the copy of the proposed changes mailed to the Directors by vote of a majority of said Directors.

         I HEREBY CERTIFY that the foregoing Bylaws were duly adopted by the Board of Directors of the corporation on May 27, 2005.

/s/
----------------------------------------
Mary Fortino, Secretary
(CORPORATE SEAL)